AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                 EL RENO HOUSING ASSOCIATES LIMITED PARTNERSHIP




         THIS AGREEMENT OF LIMITED PARTNERSHIP is being entered into effective as of the date written below by and between COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION as the general partner (the "General Partner"), WNC Housing Tax Credit Fund VI, L.P. Series 5, a California limited partnership, as the limited partner (the "Limited Partner"), and WNC Housing, L.P., as the special limited partner (the "Special Limited Partner").

                                    RECITALS

WHEREAS, EL RENO HOUSING ASSOCIATES, A LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Partnership") recorded a certificate of limited partnership with the Oklahoma Secretary of State on June 23, 1997, naming COWEN PROPERTIES, INC., as the general partner and E. Allen Cowen as Athe sole limited partner@ A(the AOriginal Limited Partner@)@. A partnership agreement dated June 23, 1997 was entered into by and between the General Partner and the Original Limited Partner.

         WHEREAS, the Partners desire to enter into this Agreement to provide for, among other things, (i) the continuation of the Partnership, (ii) the admission of the Limited Partner and the Special Limited Partner as partners of the Partnership, (iii) the liquidation of the Original Limited Partner's Interest in the Partnership, (iv) the payment of Capital Contributions by the Limited Partner and the Special Limited Partner to the Partnership, (v) the allocation of Income, Losses, Tax Credits and distributions of Cash Flow From Operations and other cash funds of the Partnership among the Partners (vi) the respective rights, obligations and interests of the Partners to each other and to the Partnership, and (vii) Certain other matters.

         WHEREAS, the Limited Partner, the Special Limited Partner and the General Partner desire hereby to amend and restate the Limited Partnership Agreement of the Partnership dated June 23, 1997.

NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Agreement of Limited Partnership of EL RENO HOUSING ASSOCIATES, A LIMITED PARTNERSHIP in its entirety to provide as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 "Accountant" shall mean Melvin Gilbertson, or such other firm of independent certified public accountants as may be engaged for the Partnership by the General Partner. Notwithstanding any provision of this Agreement to the contrary, the Special Limited Partner shall have the discretion to dismiss the Accountants.

         Section 1.2 "Act" shall mean the laws of the State of Oklahoma governing this limited partnership, as now in effect and as the same may be amended from time to time.

         Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Partnership to the Limited Partner, representing 99.98 of the LIHTC actually received by the Partnership, as shown on the applicable tax returns of the Partnership.

         Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal period, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g) (1) and 1.704-2(i) (5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-1(b) (2) (ii) (d) (4),1.704-1(b) (2) (ii) (d) (5) and 1.704-1(b) (2) (ii)
(d) (6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b) (2) (ii) (d) of the Treasury Regulations and shall be interpreted consistently therewith.

         Section 1.5 "Affiliate" shall mean (a) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (c) any officer, director, trustee, or partner of such other Person; and (d) if such Person is an officer, director, trustee or general partner, any other Person for which such Person acts in any such capacity.

         Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refers to this Agreement as a whole, unless the context otherwise requires.

         Section 1.7 "Assignee" shall mean a Person who has acquired all or a portion of the Limited Partner's beneficial interest in the Partnership and has not become a Substitute Limited Partner.

         Section 1.8 "Bankruptcy" or "Bankrupt" shall mean the making of an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding, the commencement of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors, or the appointment of a receiver, liquidator, custodian or trustee and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 90 days; or the entry of an order for relief under Title 11 of the United States Code. A Partner shall be deemed Bankrupt if the Bankruptcy of such Partner shall have occurred and be continuing.

         Section 1.9 "Break-even Operations" shall mean when the Partnership has Cash Flow From Operations as determined by the Accountant and approved by the Special Limited Partner. The break-even concept is referenced on Page 4, Section
C.2 of the Letter of Understanding dated October 29, 1997 (LOU).

         Section 1.10 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations to such Partner of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Section 10.3 or 10.4 hereof, and decreased by the amount of any Distributions made to such Partner, and allocations to such Partner of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.3 or
10.4 hereof.

         In the event of any transfer of an interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), as amended or any successor thereto, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

         Section 1.11 "Capital Contribution" shall mean the total amount of money or the Gross Asset Value of property contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.5 of this Agreement. A loan to the Partnership by a Partner shall not be considered a Capital Contribution.

         Section 1.12 "Cash Flow From Operations" shall mean: (a) the excess of actual receipts on a cash basis by the Partnership of revenues from operations of the Partnership, including, without limitation, rental income (but not any subsidy thereof from the General Partner or an Affiliate thereof), but excluding prepayments, security deposits and interest thereon, (b) over all cash operating obligations of the Partnership (other than those covered by insurance) in accordance with the applicable budget adopted by the Partnership in accordance with Section 14.3(j) of this Agreement (the "Budget"), including, without limitation, the payment of the Mortgage, the Management Agent fees (which shall be deemed to include that portion of such fees which is deferred and not currently paid) and the funding of reserves in accordance with Article VIII of this Agreement, and a reserve for all taxes or payments in lieu of taxes and any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis are allocable to the period in question, such as insurance premiums, audit, tax or accounting expenses (excluding deductions for cost recovery of buildings, improvements and personal property and amortization of any financing fees). Without limiting the generality of the foregoing, the Partnership's gross revenues for purposes of this Section shall not include Capital Contributions, borrowings, any lump-sum payment or any other income earned on investment of its funds, and unless otherwise provided in a Budget, the cash operating obligations of the Partnership shall be deemed to include real estate taxes for the period at the fully assessed rate.

         Section 1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         Section 1.14 "Completion of Construction" shall mean the completion of construction of the Project substantially in accordance with the Project
Documents in order to obtain the required certificates of occupancy (or the local equivalent) for all one hundred (100) apartment units as evidenced by the issuance of the certificate of occupancy by the governmental agency having jurisdiction over the Project or by the issuance of the inspecting architect's certification in a form substantially similar to that attached hereto as Exhibit
E. The construction shall be completed in good workmanlike manner, free and clear of all mechanic's, material men's or similar liens, and all other expenses and costs, including but not limited to costs of financing, which must be paid with respect to the Project through completion.

         Section 1.15 "Compliance Period" shall mean the period set forth in
Section 42 (i) (1) of the Code, as amended, or any successor statute.

         Section 1.16 "Consent of the Special Limited Partner" shall mean the prior written consent or approval of the Special Limited Partner. Consent shall not be unreasonable withheld.

         Section 1.17 "Construction Contract" shall mean the construction contract in the amount of $4,156,661.63, entered into between the Partnership and the Contractor pursuant to which the Project is being constructed.

         Section 1.18 "Construction Loan" shall mean the loan obtained from Local Federal Bank in the principal amount of $3,026,931.00 and shall bear an interest accrual rate on the principal balance outstanding at Prime plus 1%.
Interest rate will be calculated on a monthly basis using 360 day year for a term of 18 months to provide funds for the acquisition, construction and development of the Project. Where the context admits, the term "Construction Loan" shall include any deed, deed of trust, note, security agreement, assumption agreement or other instrument executed in connection with the Construction Loan which is binding on the Partnership.

         Section 1.19 "Contractor" shall mean E.A.C. CONSTRUCTION COMPANY , L.L.C., which is the general construction contractor for the Project.

         Section 1.20 "Debt Service Coverage" shall mean the ratio between the Cash Flow From Operations (excluding Mortgage payments) and the debt service required to be paid on the Mortgage(s); as example, a 1.15 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.15 of Cash Flow From Operations. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations Attached hereto as Exhibit AG@ and incorporated herein by this reference.

         Section 1.21 "Deferred Management Fee" shall have the meaning set forth in Section 9.2(c) hereof.

         Section 1.22  "Developer" shall mean E. Allen Cowen Ventures.

         Section 1.23 "Development Fee" shall mean the fee payable to the Developer pursuant to Section 9.2(a) of this Agreement for services incident to the development and construction of the Project in accordance with the Development Fee Agreement between the Partnership and the Developer dated the even date herewith and incorporated herein by this reference.

         Section 1.24 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code), distributed to Partners with respect to their Interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

         Section 1.25 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

         Section 1.26 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury as required by Code Section 42 (1) (1), as amended, or any successor thereto.

         Section 1.27 "Force Majeure" shall mean any act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockage, public riot, fire, flood, explosion, governmental action, governmental delay, restraint or inaction and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonable within the control of a Partner to this Agreement claiming such suspension.

         Section 1.28 "General Partner" shall mean COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement.

         Section 1.29 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the Fair Market Value of a contributed asset shall be determined by appraisal;

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective Fair Market Values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b) (2)
(ii) (g); provided,  however,  that the adjustments  pursuant to clauses (1) and
(2) above shall be made only with the Consent of the Special Limited Partner and only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution as determined by the distribute and the General Partner, provided that, if the distribute is a General Partner, the determination of the Fair Market Value of the distributed asset shall be determined by appraisal; and

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743 (b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b) (2) (iv) (m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.29(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.29(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.29(d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.29(a), Section 1.29(b), or Section 1.29(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

         Section 1.30 "Hazardous Substance" shall mean and include any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant" or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance including, without limitation, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted and publications promulgated pursuant thereto

         Section 1.31 "Improvements" shall mean the construction of a one hundred (100) unit apartment complex for families in a good and workmanlike manner substantially in accordance with the plans and specifications and Project Documents.

          Section 1.32 "Incentive Management Fee" shall have the meaning set forth in Section 9.2(e) hereof.

          Section 1.33 "Income and Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703 (a) (1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this Section 1.32 shall be added to such taxable income or loss;

         (b) Any  expenditures of the Partnership  described in Code Section 705
(a) (2) (B) or treated as Code Section 705 (a) (2) (B) expenditures pursuant to Regulation Section 1.704-1(b) (2) (iv) (i), and not otherwise taken into account in computing Income and Losses pursuant to this Section 1.32 shall be subtracted from such taxable income or loss;

         (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.27(a) or (b) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

         (d) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

         (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3 or 10.4 hereof shall not otherwise be taken into account in computing Income or Losses.

         Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         Section 1.34 "Insurance" shall mean:

     (a)  During   construction  the  Insurance  shall  include  builder=s  risk insurance, liability insurance in the minimum amount of $1,000,000.00 per occurrence with an aggregate of $2,000,000.00, and worker's compensation;

     (b) During operations the Insurance shall include business interruption coverage covering actual sustained loss for 12 months, worker's compensation, hazard coverage (including but not limited to fire, or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deducting for depreciation) and general liability coverage against liability claims for bodily injury or property damage in the minimum amount of $1,000,000.00 per occurrence and an aggregate of $2,000,000.00;

     (c) all liability coverage shall include umbrella liability coverage in the
minimum   amount  of   $4,000,000.00   per   occurrence   and  an  aggregate  of
$4,000,000.00;

     (d) all Insurance policies shall name the Partnership as the named insured and the Limited Partner as an additional insured, and WNC & Associates, Inc. as the certificate holder;

     (e) all Insurance policies shall include a provision to notify the insured prior to cancellation;

     (f) hazard coverage must include inflation and building or ordinance endorsements;

     (g) the minimum builder's risk coverage shall be in an amount equal to the construction contract amount; and

     (h) the contractor must also provide evidence of liability coverage equal to the $1,000,000.00 per occurrence with an aggregate of $2,000,000.00 and shall name the Partnership as an additional insured and WNC & Associates, Inc. as the certificate holder.

         Section 1.35 "Insurance Company" shall mean any insurance company engaged by the General Partner for the Partnership, which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

         Section 1.36 "Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

         Section 1.37 "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity incompetence, or Bankruptcy of a General Partner, or the removal of a General Partner pursuant to Section 13.2 hereof.

         Section 1.38 "LIHTC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto

         Section 1.39 "Lender" shall mean the bank, institution or person that provides the Mortgage Loan.

         Section 1.40 "Limited Partner" shall mean WNC Housing Tax Credit Fund VI, L.P., Series 5, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

         Section 1.41 "Management Agent" shall mean the property management company which oversees the property management functions for the Project and which is on-site at the Project. The initial Management Agent shall be Insignia Management Group.

         Section 1.42 "Management Agreement" shall mean the agreement between the Partnership and the Management Agent for property management services.

         Section 1.43 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended and any successor thereto, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are equal to or less than the required percentage of the area median gross income.

         Section 1.44 "Mortgage" or "Mortgage Loan" shall mean any source of permanent financing of the Project by a qualified commercial lender (as defined in Section 42 of the Code) evidencing the indebtedness of the Partnership and encumbering the Project. Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage Note which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages.

         Section 1.45 "Mortgage Note" shall mean the nonrecourse promissory note whereby the Partnership promises to pay the Lender, or its successor or assignee, the principal sum of $2,403,000.00, plus interest on the principal amortized over 30 years. The principle amount may be subject to adjustment based on the performance of the property during stabilization. In the event the terms of the Mortgage are not as specified herein and the Special Limited Partner determines in its discretion that the Debt Service Coverage falls below 1.10 then at the request of the Special Limited Partner the General Partner shall reduce the principal of the Mortgage to an amount the Special Limited Partner determines is adequate to produce a 1.10 Debt Service Coverage. The Mortgage funds shall be used to retire the Construction Loan and if there are any funds remaining the Mortgage funds shall be used to retire any outstanding hard construction costs including labor and Material.

          Section 1.46 "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulations Section 1.704-2(b) (1)

          Section 1.47 "Nonrecourse Liability" shall have the meaning given it in Treasury Regulations Section 1.704-2(b) (3).

          Section 1.48 "Operating Deficit" shall mean for any fiscal year when the Partnership does not have Cash Flow From Operations as determined by the Accountant and approved by the Special Limited Partner.

         Section 1.49 "Operating Deficit Guarantee Period" shall mean the period commencing with the Completion of Construction and three months of Break-even Operations and ending three years thereafter.

          Section 1.50 "Operating Loans" shall mean loans made by the General Partner to the Partnership pursuant to Article VI of this Agreement, which loans do not bear interest and are repayable only as provided in Article XI of this Agreement.

         Section 1.51  "Original Limited Partner" shall mean E. Allen Cowen II.

         Section 1.52 "Partner(s)" shall collectively mean the General Partner, the Limited Partner and the Special Limited Partner or individually may mean any partner as the context dictates.

         Section 1.53 "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b) (4) of the Treasury Regulations.

          Section 1.54 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i) (3) of the Treasury Regulations.

         Section 1.55 "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2 (i) (1) and 1.704-2(i) (2) of the Treasury Regulations.

         Section 1.56 "Partnership" shall mean the limited partnership continued under this Agreement.

         Section  1.57   "Partnership   Minimum  Gain@  shall  mean  the  amount
determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b) (2) and 1.704-2(d).

          Section 1.58 "Permanent Mortgage Commencement" shall mean the first date on which all of the following have occurred: (a) the Construction Loan shall have been repaid in full; and (b) the closing of the Mortgage shall have occurred and amortization of the Mortgage shall have commenced.

          Section 1.59 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

         Section 1.60 "Project" shall mean the approximately 23 acres of land in El Reno, Canadian County, Oklahoma, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and the Improvements.

         Section 1.61 "Project Documents" shall mean and include all documents delivered to or required by the Construction Loan and Mortgage Loan and/or any governmental agency having jurisdiction over the Project in connection with the development, construction and financing of the Project, including but not limited to, the approved plans and specifications for the development and construction of the Project.

         Section 1.62 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $110,045.00 for 1998, $436,215.00 per year for each of the years 1999 through 2007, and $326,170.00 for 2008, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 99.98% of the aggregate amount of LIHTC of $4,406,656.00 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1998 is less than $110,056.00, the Projected Tax Credit for the year 2008 shall be increased by an amount equal to the amount by which the Actual Tax Credit for 1998 is less than $110,056.00.

          Section 1.63 "Projected Tax Credits" shall mean LIHTC in the aggregate amount of $4,406,656.00.

          Section 1.64 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

          Section 1.65 "Rent  Restriction  Test" shall mean the test pursuant to
Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

          Section 1.66  "Reporting Fee" shall have the meaning set forth in
Section 9.2(d) hereof.

          Section 1.67 "Revised Projected Tax Credits" shall have the meaning set forth in Section 7.4(a) hereof.

          Section 1.68 "Sale or Refinancing" shall mean any of the following items or transactions: a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership, a condemnation of or casualty at the Project or any part thereof, a claim against a title insurance company, the refinancing or any Mortgage Note or other indebtedness of the Partnership and any similar item or transaction; provided, however, that the payment of Capital Contributions by the Partners shall not be included within the meaning of the term "Sale or Refinancing."

          Section 1.69 "Sale or Refinancing Proceeds" shall mean all cash receipts of the Partnership arising from a Sale or Refinancing (including principal and interest received on a debt obligation received as consideration in whole or in part, on a Sale or Refinancing) less the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the Project.

          Section 1.70 "Special Limited Partner" shall mean WNC Housing, LP., a California limited partnership, and such other Persons as are admitted to the Partnership as additional or substitute Special Limited Partners pursuant to this Agreement.

         Section 1.71 "State" shall mean the State of Oklahoma.

         Section 1.72 "State Tax Credit Agency" shall mean the state agency of Oklahoma which has the responsibility and authorization to administer the LIHTC program in Oklahoma.

         Section 1.73 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.5 or acquires the Interest of the Limited Partner pursuant to Section 7.3 of this Agreement.

         Section 1.74 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHTC.

         Section 1.75 "Tax Credit Conditions" shall mean, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the Tax Credits or to avoid an event of recapture in respect of the Tax Credits.

         Section 1.76 "TRA 1986" shall mean the Tax Reform Act of 1986.

         Section  1.77  "Treasury   Regulations"   shall  mean  the  Income  Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          Section 1.78 "Withdrawing" or "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing@ and "Withdrawn") shall mean, as to a General Partner, the occurrence of the death, adjudication of insanity or incompetence, or Bankruptcy of such Partner, or the withdrawal, removal or retirement from the Partnership of such Partner for any reason, including any sale, pledge, encumbering, assignment or other transfer of all or any part of its General Partner Interest and those situations when a General Partner may no longer continue as a General Partner by reason of any law or pursuant to any terms of this Agreement.

                                   ARTICLE II

                                      NAME

The name of the Partnership shall be "EL RENO HOUSING ASSOCIATES LIMITED PARTNERSHIP."


                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 1140 NW 63rd, Suite 400W, Oklahoma City, Oklahoma 73116, or at such other place or places within the State as the General Partner may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is E. Allen Cowen, II, whose address is 1140 NW 63rd, Suite 400W, Oklahoma City, Oklahoma 73116.


                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC and to sell the Project. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.

                                    ARTICLE V

                                      TERM

         The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 11, 2039 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE VI

                   GENERAL PARTNER' S CONTRIBUTIONS AND LOANS

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in an amount required to make the General Partner's Capital Account, the Limited Partner's Capital Account and the Special Limited Partners Capital Account in the ratio of .01% , 99.98% and .01% respectively.
Contribution shall be made at time of closing of permanent loan

         Section 6.2 Construction and Operating Obligations, General Partner
Loans

         (a) The General Partner shall cause Completion of Construction in accordance with the Project Documents, and shall equip the Project or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges. If costs and expenses necessary to effect Completion of Construction exceed the sum of the Capital Contributions and the proceeds of the Mortgage Note, the General Partner shall be responsible for and shall be obligated to pay such deficiencies. Any such advances shall not be reimbursable or otherwise change the Interest of any Partner in the Partnership but shall be considered a cost overrun and not be repayable. In addition, if (1) the Improvements are not completed on or before April 30, 1999 ("Completion Date") (which date may be extended in the events of Force Majeure, but in no event longer than three months from the Completion Date.) (2) prior to completing the Improvements, there is an uncured default under or termination of the Construction Loan, Mortgage Loan commitment, or other material documents; or (3) a foreclosure action is commenced against the Partnership, then at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interests of the Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner and the Special Limited Partner, and the Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Limited Partner elects to have the General Partner repurchase the Interest of the Limited Partner then the repurchase shall occur within 60 days after the General Partner receives written demand from the Limited Partner.

         (b) From Completion of Construction until three consecutive months of Break-even Operations, the General Partner will personally provide Operating Loans to pay any Operating Deficits; and for the balance of the Operating Deficit Guarantee Period the General Partner will provide Operating Loans to pay any Operating Deficits up to the aggregate maximum amount of one year=s operating expenses (including debt service and reserves) approved by the General Partner and the Special Limited Partner. Each Operating Loan shall be nonrecourse to the Partners, and shall be repayable out of 50% of the available Cash Flows From Operations or Sale or Refinancing Proceeds in accordance with
Article XI of this Agreement.

          Section 6.3 Other General Partner Loans. After expiration of the Operating Deficit Guarantee Period, the General Partner, with the consent of the Special Limited Partner, may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it. In the event of an emergency , as determined by the General Partner, the General Partner may loan the Partnership any sums required, provided the Special Limited Partner is notified in writing within 10 days. Any such loan shall bear simple interest (not compounded) at the rate of 2% per annum above the then prevailing prime or reference rate charged by CitiBank Corporation, or, if lesser, the maximum legal rate. The maturity date and repayment schedule of any such loan shall be as agreed to by the General Partner and the Special Limited Partner. The amount and terms of any such loan shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan.

                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF LIMITED PARTNER
                           AND SPECIAL LIMITED PARTNER

          Section 7.1 Original Limited Partner. Effective as of the date of this Agreement, the Original Limited Partner's Interest has been liquidated and the Partnership has reacquired the Original Limited Partner's Interest in the Partnership. The Original Limited Partner acknowledges that it has no further interest in the Partnership as a limited partner as of the date of this Agreement, and has released all claims, if any, against the Partnership arising out of its participation as a limited partner.

          Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $3,039,985.00, as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth.

          (a) The obligation of the Limited Partner to pay the aforesaid Capital Contribution shall be subject to the satisfaction of the following conditions:

                   (1) prior to the initial payment of the Capital Contribution only, the issuance to the Limited Partner of an opinion of the Partnership's legal counsel in a form substantially similar to the form of opinion attached hereto as Exhibit AB@ and incorporated herein by this reference.

                   (2) prior to the initial payment of the Capital Contribution only, the General Partner shall deliver to the Limited Partner a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                   (3) prior to the due date of each installment of such Capital Contribution except the first payment, the General Partner shall deliver to the Limited Partner a fully executed General Partner Certification, in a form attached hereto as Exhibit AD@ and incorporated herein by this reference, to the effect that all of the representations and warranties set forth in Article IX are accurate;

                   (4) prior to the Capital  Contribution  payment referenced in
Section 7.2(b) (3) the General Partner shall deliver to the Limited Partner a certificate of occupancy on all the apartment units in the Project and a copy of the recorded grant deed (warranty deed);

                   (5) prior to the Capital  Contribution  payment referenced in
Section 7.2(b) (4), the General Partner shall deliver to the Limited Partner a copy of an ALTA Owner's Title Insurance Policy in an amount equal to the Mortgage and Capital Contributions and including a non-imputation and fairway endorsement, copies of all Mortgage Notes and Mortgage Loan documents required by the Lender to close the Mortgage and disburse Mortgage proceeds to the Partnership;

                   (6) prior to the Capital  Contribution  payment referenced in
Section 7.2(b) (4) the General Partner shall deliver to the Limited Partner the current rent roll, copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, income certification forms (LIHTC specific) and executed lease agreements collected by the Management Agent, or General Partner, verifying each tenant=s eligibility as a Qualified Tenant;

                   (7) prior to each Capital Contribution payment through and including 7.2(b) (3) the General Partner shall deliver to the Limited Partner copies of all inspecting architect's application and certificate of payment (AIA Document G702, or similar form acceptable to the Limited Partner), all Construction Loan draw requests and a copy of the construction schedule and any updates to the construction schedule;

                   (8)  prior to the Capital Contribution payment referenced in
Section 7.2(b)(5) the General Partner shall deliver to the Limited Partner a copy of the Declaration of Restrictive Covenants/Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency, an audited construction cost certification with an itemized cost breakdown, Internal Revenue Code Form 8609, or any successor form and any documents previous not provided to the Limited Partner but required pursuant to this Section 7.2(a) and Sections 14.3(a), (b) and (c).

           (b) Provided the conditions of Section 7.2(a) of this Partnership Agreement have been met, the Limited Partner shall make the following Capital
Contributions:

                   (1) $1,519,835.00 will be payable upon admittance of the Limited Partner into the Partnership and construction loan closing, provided the conditions of Section 7.2(a) have been met;

                   (2) $304,030 will be payable upon 50% construction completion as evidenced by the inspecting architect=s certification and the construction draw requests, provided the conditions of 7.2(a) have been met. The Capital Contribution installment will be paid to the Construction Lender's construction loan disbursement account and will be disbursed by the Construction Lender to the Partnership in accordance with their procedures;

                   (3) $760,075.00 will be payable:

                            (A) upon Completion of Construction as evidenced by
the inspecting architect's certification in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference.

                            (B) the issuance of a permanent certificate of
occupancy (or equivalent evidence of local occupancy approval) for all units;

                            (C) receipt of a letter from the Contractor stating
all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract.

                            (D) verification that the Partnership has obtained
Insurance, and;

                            (E) provided the conditions of Section 7.2(a) have
been met;

                    (4) $152,015.00 Will be payable:

                            (A) the date the Project maintains a Debt Service
Coverage  of  1.15  for 90 consecutive days;

                            (B) delivery to the Limited Partner of tenant income
verification that 100% of the occupied apartment units in the Project qualify under Section 42 of the Code;

                            (C) delivery to the Limited Partner of a fully
executed set of Mortgage  documents and an ALTA Owner's Title Insurance Policy;

                            (D) delivery to the Limited Partner of the
construction cost certificate which includes an itemized cost breakdown, the Accountant's final tax credit certification setting forth the Project's eligible basis with the amount of Tax Credits to which the Partnership is entitled in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference.

                            (E) delivery to the Limited Partner of a copy of the
restrictive covenants/extended use agreement; and

                            (F) provided the conditions of Section 7.2(a) have
been met; and

                   (5) $304030 will be payable when all the above conditions have been met and upon the Limited Partner's receipt of IRS Form 8609 and the first year tax return in which Tax Credits are taken, provided the conditions of
Section 7.2(a) have been met.


          Section 7.3 Repurchase of Limited Partner's Interest Within 60 days after the General Partner receives written demand from the Limited Partner and/or the Special Limited Partner, the Partnership shall repurchase the Limited Partner's Interest and/or the Special Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

     (a) receive an allocation of LIHTC no later than the close of the calendar year during which the Project is placed in service;

     (b) cause the Project to be placed in service by April 30, 1999;

     (c) achieve 90% occupancy of the Project by Qualified Tenants by October 31, 1999;

     (d) obtain Permanent Mortgage Commencement by October 31, 1999;

     (e) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partnership elects the LIHTC to commence in accordance with the Code; and

     (f) obtain a carryover allocation, within the meaning of Section 42 of the Code, from the State Tax Credit Agency on or before December 31, 1997.

          Section 7.4 Reduction of limited Partner's Capital Contribution

         (a) If the anticipated amount of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as evidenced by IRS Form 8609, Schedule A thereto, and the audited construction cost certification provided to the Limited Partner is less than $4,406,215.00 (the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be reduced by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to 69% (or as may be adjusted as set out in 7.4(e)) of the Revised Projected Tax Credits so anticipated to be allocated to the Limited Partner and Special Limited Partner.

         (b) The General Partner is required to use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants throughout the Compliance Period. If at any time during the first five calendar years following the year in which the Project is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit, or the Revised Projected Tax Credit calculated on an annual basis ("Revised Projected Annual Tax Credit"), if applicable, then, unless the shortfall shall have previously been addressed under Section 7.4(a), then the amount of the reduction shall be applied to the next Capital Contribution owed by the Limited Partner or the Special Limited Partner, if any, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner or the Special Limited Partner, if any. If, at the time of determination thereof, the Capital Contribution reduction referenced in Section 7.4(a) and/or this Section 7.4(b) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital Contribution payments which is then due, if any ("Reduction Shortfall"), then the amount of the Reduction Shortfall shall be paid by the General Partner to the Limited Partner or the Special Limited Partner within ninety days of the General Partner receiving notice of the Reduction Shortfall from the Limited Partner and/or the Special Limited Partner.

         (c) In the event that, for any reason, at any time after the first five calendar years following the year in which the Project is placed in service, the amount of the Actual Tax Credit is less than the Projected Annual Tax Credit, or the Revised Projected Annual Tax Credit, if applicable, (the "Annual Credit Shortfall"), then, unless the Annual Credit Shortfall shall have previously been addressed under Section 7.4(a) or Section 7.4(b), there shall be a reduction in the General Partner's share of Cash Flow From Operations in an amount equal to the Annual Credit Shortfall and said amount instead shall be paid to the Limited Partner. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Limited Partner at the time of the next Distribution of Cash Flow From Operations, then the Limited Partner shall be treated as having made a constructive advance to the Partnership in an amount equal to the Annual Credit Shortfall (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of the year in which the Annual Credit Shortfall arises. Each Credit Shortfall Loan shall bear simple interest (not compounded) from the date on which such loan is deemed to have been made under this Section 7.4(d) at the rate equal to the 5-year Treasury money rate at the time of the Credit Shortfall Loan, or, if lesser, the maximum legal rate. Credit Shortfall Loans or any portion thereof shall be repaid in the next year in which sufficient monies are available from the General Partner's Cash Flow From Operations, with interest payable prior to principal. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(b).

         (d) In the event there is a reduction in the qualified basis of the Project for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture of Tax Credits previously claimed, then, in addition to any other payments to which the Limited Partner and Special Limited Partner is entitled under the terms of this Section 7.4 the General Partner shall pay to the Limited Partner and the Special Limited Partner the sum of (1) the deficiency assessed against the Limited Partner or Special Limited Partner as a result of the Tax Credit recapture, (2) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such deficiency, and (3) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (1) and (2).

         (e) In the event the Limited Partner and the Special Limited Partner receive an allocation of LIHTC in 1998 (which credits will be eligible for the ten year time period referenced in Code Section 42(f) (l)) then the Limited Partner=s and Special Limited Partner=s Capital Contribution shall be increased based on the following formula. For every $25,000.00 in LIHTC allocated to the Limited Partner and the special Limited Partner in 1998 the Limited Partner=s and Special Limited Partner=s Capital Contribution shall be increased .25% times the Projected Tax Credit Amount or the Revised Projected Tax Credit amount if applicable. Be way of illustration only and not indicative of any factual situation:  if the  Limited  Partner  and the  Special  Limited  Partner  in the
aggregate receive $25,000.00 in LIHTC in 1998 then the total Capital Contribution to be paid by the Limited Partner and the Special Limited Partner to the Partnership shall equal 69.25% of the Projected Tax Credits or the Revised Projected Tax Credits if applicable; or it the Limited Partner and the Special Limited Partner in the aggregate receive $50,000.00 in LIHTC in 1998 then the total Capital Contribution to be paid by the Limited Partner and the Special Limited Partner to the Partnership shall equal 69.50 of the Projected Tax Credits or the Revised Projected Tax Credits if applicable.

         Section 7.5 Capital Contribution of Special Limited Partner. The Special Limited Partner shall make a Capital Contribution of $315.00 at the time of the Limited Partner's Capital Contribution payment referenced in Section 7.2(b) (1). The Special Limited Partner shall be in a different class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement

             Section 7.6 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. No such return shall be made unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

           Section 7.7 Liability of Limited Partner and Special Limited Partner. The Limited Partner and Special Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner and Special Limited Partner shall be liable only to make Capital Contributions in the amounts and on the dates specified in this Agreement and, except as otherwise expressly required hereunder, shall not be required to lend any funds to the Partnership or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

           Section 8.1 Operating and maintenance Reserve and Replacement Reserve Account. The Partnership shall establish an operating and maintenance reserve account and a replacement reserve account and shall deposit there into an annual amount equal to $200.00 per residential unit per year for the purpose of repairs, maintenance and capital repairs. Said deposit shall be made monthly in equal installments. Any balance remaining in these accounts at the time of a sale of the Project shall be allocated and distributed equally between the General Partner and the Limited Partner.

         Section 8.2 Other Reserves. The General Partner shall establish out of funds available to the Partnership a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Partnership business including, but not limited to,
(a) any rent subsidy required to maintain rent levels in compliance with the Tax Credit Conditions; and (b) any real estate taxes, insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Partnership. The General Partner shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the General Partner be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

           Section 9.1 Power and Authority of General Partner. Subject to the receipt of Consent of the Special Limited Partner or the consent of the Limited Partner where required by this Agreement, and subject to the other limitations and restrictions included in this Agreement, the General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. If there is more than one General Partner, all acts, decisions or consents of the General Partners shall require the concurrence of all of the General Partners. No actions taken without the authorization of all the General Partners shall be deemed valid actions taken by the General Partners pursuant to this Agreement. No Limited Partner or Special Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control there over, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership, except as otherwise specifically provided in this Agreement.

           Section 9.2 Payments to the General Partners and Others.

         (a) The Partnership shall pay to the Developer a Development Fee in the amount of $689,212.00. The Development Fee shall first be paid from available proceeds referenced in Section 9.2(b) of this Agreement and if not paid in full, then the Development Fee will be paid in accordance with the Development Fee Agreement.

         (b) Notwithstanding the preceding, the Partnership shall retain the sum of $3,040,300.00 from the Capital Contributions paid pursuant to Section 7.2(b) and Section 7.5 of this Agreement to be used for supplemental development costs including, but not limited to, land costs, architectural fees, survey and engineering costs, financing costs, loan fees, building materials and labor, but the amount retained shall in no event be greater than the difference between the Construction Loan and the Mortgage Loan. If any such funds are remaining after Completion of Construction and all construction costs are paid in full, then the remainder, less appropriate reserves as determined by the General Partner, shall first be paid to the General Partner in an amount equal to any unpaid Development Fee and the balance, if any, shall be paid to the General Partner as a reduction of the General Partner's Capital Contribution and/or an incentive rent-up fee.

         (c) The Partnership shall pay to the Management Agent a property management fee for the leasing and management of the Project in an amount in accordance with the Management Agreement. The term of the Management Agreement shall not exceed one year. If the management agent is an Affiliate of the General Partner then commencing with the termination of the Operating Deficit Guarantee Period referenced in section 6.2(b), in any year in which the Project has an Operating Deficit, 40% of the management fee will be deferred ("Deferred Management Fee"). Deferred Management Fees, if any, shall be paid to the Management Agent solely in accordance with and to the extent permitted by
Section 11.1 of this Agreement.

                  (1) In the event the property is noncompliance or is in default of the Mortgage Loan the General Partner shall, upon receiving any request of the Mortgage lender requesting such action, dismiss the Management Agent as the entity responsible for the management of the Project under the terms of the Management Agreement; or, the General Partner shall dismiss the Management Agent at the request of the Special Limited Partner.

                  (2) The appointment of any successor Management Agent is subject to the Consent of the Special Limited Partner which may only be sought after the General Partner has provided the Special Limited Partner accurate and complete disclosure respecting the proposed Management Agent.

          (d) The Partnership shall pay to the Special Limited Partner a fee (the "Reporting Fee") commencing in 1998 equal to 20% of the Cash Flow from operations but in no event less than $4,000 for the Limited Partner's services in monitoring the operations of the Partnership and for services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement:. The Reporting Fee shall be payable within (seventy five) 75 days after each calender year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1 of this Agreement; provided, however, that if in any year Cash Flow From Operations is insufficient to pay the full $4,000, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow From Operations, as provided in Section 11.1, or sufficient Sale or Refinancing Proceeds, as provided in Section 11.2.

         (e) The Partnership shall pay to the General Partner an Incentive Management Fee equal to 70% of the available Cash Flow From Operations in accordance with Section 11.1 of this Agreement for each fiscal year of the Partnership commencing in 1998 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's Accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement. The Incentive Management Fee shall be payable after December 31 and June 30 and shall be payable from Cash Flow From Operations in the manner and priority set forth in
Section 11.1. If the Incentive Management Fee is not paid in any year it shall not accrue for payment in subsequent years.

           Section 9.3 Specific Powers of the General Partner. Subject to the other provisions of this Agreement, the General Partner shall have the following powers:

           (a) In the Partnership's name and on its behalf, the General Partner may hold, sell, transfer, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto in accordance with the purpose of this Agreement as indicated in Article IV hereto;

           (b) In the Partnership's name and on its behalf, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, Accountants and Management Agents and attorneys, on such terms as the General Partner shall determine;

           (c) In the Partnership's name and on its behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership;

           (d) In the Partnership's name and on its behalf, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and LIHTC compliance;

           (e) In the Partnership's name and on its behalf, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

           (f) In the Partnership's name and on its behalf, the General Partner is authorized to execute the Construction Loan and the Mortgage;

           (g) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction;

           (h) In the Partnership's name and on its behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing; and

           (i) The General Partner shall operate the Project and shall cause the Management Agent to manage the Project in such a manner that the Project will be eligible to receive a Tax Credit with respect to 100% of the apartment units in the Project. To that end, the General Partner agrees, without limitation, to make all elections requested by the Special Limited Partner under Section 42 of the Code to allow the Partnership or its Partners to claim the Tax Credit, to file Form 8609 with respect to the Project as required, for at least the duration of the Compliance Period to operate the Project and cause the Management Agent to manage the Project so as to comply with the requirements of
Section 42 of the Code, as amended, or any successor thereto, including, but not limited to, Section 42(g) and Section 42(i) (3) of the Code, as amended, or any successors thereto, to make all certifications required by Section 42(1) of the Code, as amended, or any successor thereto, and to operate the Project and cause the Management Agent to manage the Project so as to comply with all other Tax Credit Conditions.

           Section 9.4 Authority Requirements. During the Compliance Period, the following provisions shall apply:

          (a) Each of the provisions of this Agreement shall be subject to, and the General Partner covenants to act in accordance with, the Tax Credit Conditions and all applicable federal, state and local laws and regulations;

          (b) The Tax Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successor and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms of this Agreement shall be unenforceable by or against any of the Partners;

           (c) Upon any dissolution of the Partnership or any transfer of the Project, no title or right to the possession and control of the Project and no right to collect rent therefrom shall pass to any Person who is not, or does not become, bound by the Tax Credit Conditions in a manner that, in the opinion of counsel to the Partnership, would not avoid a recapture thereof on the part of the former owners; and

          (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to the Tax Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any authority applicable thereto.

         Section 9.5 Limitations on General Partner's Power and Authority. Notwithstanding the provisions of this Article IX, the General Partner shall not:

          (a) Except as required by Section 9.4, act in contravention of this Agreement;

          (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

          (c)      Confess a judgment against the Partnership;

          (d)      Possess  Partnership   property,   or  assign  the  Partner's
right  in  specific   Partnership property,  for other than the exclusive
benefit of the Partnership;

          (e) Admit a Person as a General Partner except as provided in this Agreement;

          (f) Admit a Person as a Limited Partner except as provided in this Agreement;

          (g)      Violate any provision of the Mortgage Loan or Mortgage Note;

          (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

          (i) Violate the Minimum Set-Aside Test or the Rent Restriction Test for the Project;

          (j)      Cause any recapture of the Tax Credits;

          (k)      Permit any creditor who makes a  nonrecourse   loan  to  the
Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor;

          (1) Commingle funds of the Partnership with the funds of another Person; or

         (m) Take any action which requires the Consent of the Special Limited Partner or the consent of the Limited Partner unless the General Partner has received the Consent of the Special Limited Partner.

           Section 9.6 Restrictions on Authority of General Partner. Without consent of the Special Limited Partner the General Partner shall not:

                  (a) Sell, exchange, lease or otherwise dispose of the Project;

                  (b) Incur indebtedness other than the Construction Loan and Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

                  (c) Contract away the fiduciary duty owed to the Limited Partner and the Special Limited Partner at common law;

                  (d) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under Section 42(g) (1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC;

                  (e) Make any expenditure of funds, or commit to make any such expenditure, other than in response to an emergency, except as provided for in the annual budget approved by the Special Limited Partner, as provided in
Section 14.3(j) hereof;

                  (f) Cause the merger or other reorganization of the Partnership; or

                  (g)       Dissolve the Partnership.

         Section 9.7 Duties of General Partner. The General Partner agrees that it shall at all times:

     (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be reasonable necessary to properly conduct the affairs of the Partnership;

     (b) File and publish all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

     (c) Cause the Partnership to carry Insurance from an Insurance Company;

     (d) Have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership;

     (e) Use its best efforts so that all requirements shall be met which are reasonably necessary to obtain or achieve (1) compliance with the Minimum

Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Project to initially qualify, and to continue to qualify, for Tax Credits; (2) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Project; (3) compliance with all provisions of the Project Documents and (4) a reservation and allocation of Tax Credits from the Agency;

     (f) Use its best efforts to keep the Project and Project dwelling units, in decent, safe, sanitary and good condition, repair and working order, ordinary use and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof;

     (g) Pay, before the same shall become delinquent and before penalties accrue thereon all Partnership taxes, assessments and other governmental charges against the Partnership or its properties, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manners as not to cause any material adverse effect on the Partnership's property, financial condition or business operations, with adequate reserves provided for such payments;

     (h) Permit, and cause the Management Agent to permit, the Special Limited Partner and its representatives to have access to the Project and personnel employed by the Partnership and by the Management Agent who are concerned with management of the Project at all reasonable times during normal business hours and to examine all agreements, Tax Credit compliance data and plans and specifications and deliver copies thereof and such reports as may reasonably be required by the Special Limited Partner. The General Partner shall provide the Special Limited Partner with copies of all correspondence, notices and reports sent pursuant to or received under the Project Documents or any authority with respect to the Project at the time such correspondence, notices or reports are sent or received, copies of all other correspondence of substantial importance which a prudent investor would wish to examine in connection with the transaction at the time such correspondence is sent or received, and all reports required by Article XIV within the required time periods set forth therein.

     (i) Exercise good faith in all activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and it shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

     (j) Make any Capital Contribution, advances or loans required to be made by the General Partner under the terms of this Agreement;

     (k) Establish and maintain all reserves required to be established and maintained under the terms of this Agreement;

     (l) Comply with each and every covenant, representation and warranty set forth in Section 9.11; and

     (m) Perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.8 Partnership Expenses

          (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's operating cash expenses and only subject to the limitations on the reimbursement of such expenses set forth herein. As used in this Section 9.8 the term "operating cash expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed by the Partnership for Partnership business in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for advertising and promotion, management, utilities, repair and maintenance, Insurance, Partner communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, "operating cash expenses" shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities which are not Affiliates of the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

          (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

     (1) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and depreciation,

     (2) No such reimbursement shall be made for (A) rent or utilities, capital equipment or other such administrative items, and (B) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.8(b) (2), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (i) chairman or member of the board of directors; (ii)
executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (iii) senior management, such as the vice president of an operating division who reports directly to executive management; or (iv) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

           Section 9.9 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.8 and all expenses which are unrelated to the business of the Partnership.

           Section 9.10 Other Business of Partners. Any Partner may engage independently or with others in other business ventures wholly unrelated to the Partnership business of every nature and description, including, without limitation, the acquisition, development, construction, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom. Conversely, no Person shall have any rights to Partnership assets, incomes or proceeds by virtue of such other ventures or activities of any Partner.

           Section 9.11 Covenants. Representations and Warranties The General Partner covenants, represents and warrants that the following are presently true and will be true during the term of this Agreement, to the extent then applicable:

           (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State of Oklahoma and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

           (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

           (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by the Lender, if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of the Lender and any applicable governmental entities, if such approval shall be required.

           (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

           (e) Additional Improvements on the Project, if any, shall be completed substantially in conformity with the Project Documents and any other requirements necessary to obtain Completion of Construction.

           (f) No Partner has or will have any personal liability with respect to or has or will have personally guaranteed the payment of the Mortgage.

           (g) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

            (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

           (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

           (j)  The Partnership owns the fee simple interest in the Project.

           (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

           (l) A builder's risk insurance policy in favor of the Partnership is in full force and effect and will remain in full force and effect until Completion of Construction.

           (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of this Agreement, to the best of the General Partner's knowledge: (1)No Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the Project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner and the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project

          (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of this Agreement.

          (o) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits or the Revised Projected Annual Tax Credits, if applicable.

          (p) No charges, liens or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or Mortgage or are noted or excepted in the title policy for the Project.

          (q) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

          (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

          (s) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

          (t) No event has occurred which constitutes a default under any of the Project Documents.

          (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or
(3) the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

          (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

          (w) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (x) The General Partner, or a guarantor acceptable to the Special Limited Partner, has and shall maintain a net worth equal to at least $1,000,000 computed in accordance with generally accepted accounting principles.

The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.11.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

          Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner and .01% to the General Partner.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

          (a)     As to Income:

                   (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of other Income and Losses pursuant to this Article X up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

                   (2) Second, an amount of Income sufficient to increase the Limited Partner's positive Capital Account balance to its Capital Contribution and to increase the Special Limited Partner's positive Capital Account balance to an amount equal to its Capital Contribution, shall be allocated to the Limited Partner and the Special Limited Partner, respectively;

                   (3) Third, an amount of Income sufficient to increase the General Partner's positive Capital Account balance to an amount equal to its Capital Contribution; and

                   (4) The balance, if any, of such Income shall be allocated 40% to the Limited Partner and 60% to the General Partner.

          (b)      As to Losses:

                   (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to Section 10.1 up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

                   (2) the balance of any such Losses shall be allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner and .01% to the General Partner.

          (c)  Notwithstanding  the foregoing  provisions of Section 10.2(a) and
(b), in no event shall any Losses be allocated to the Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner. In the event an allocation of 99.98% or .01% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner or the Special Limited Partner as is necessary to allow the Limited Partner or the Special Limited Partner to be allocated 99.98% and .01%, respectively, of the items of Income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, it being the intent of the parties that the Limited Partner and the Special Limited Partner always shall be allocated 99.98% and .01%, respectively, of the items of Income not arising from a Sale or Refinancing and 99.98% and .01%, respectively, of the Project depreciation.

          Section 10.3 Specia1 Allocations. The following special allocations shall be made in the following order:

          (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) (6) and 1.704-2(j) (2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i) (4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2 (i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i) (4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b) (2) (ii) (d) (4), Section 1.704-1(b) (2) (ii) (d) (5), or Section
1.704-1(b) (2) (ii) (d) (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement

         (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g) (1) and 1.704-2(i) (5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for n this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be specially allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner and
 .01% to the General Partner.

         (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i) (1)

         (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b) (2) (iv) (m) (2) or Section 1.704-1(b) (2) (iv) (m) (4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulations Section 1.704-1 (b) (2) (iv) (m) (2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b) (2) (iv) (m) (4) applies

         (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                   (1) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

                   (2) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Code Section 50 (c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

         (j) Any reduction in the adjusted tax basis (or cost) of Partnership investment tax credit property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f) (2) (i)

         (k) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the AIssuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

           (1) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

           (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than .01% of each such item at all times during the existence of the Partnership.

           (n) Interest deduction on the Partnership indebtedness referred to in
Section 6.3 shall be allocated 100% to the General Partner.

          Section 10.4 Curative Allocations The allocations set forth in Sections 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and
10.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 10.4. Therefore, notwithstanding any other provision of this Article X (other than the Regulatory Allocations), with the Consent of the Special Limited Partner, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partner, with the Consent of the Special Limited Partner, determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.1, 10.2(a), 10.2(b), 10.3(h), 10.3(i), 10.3(j), 10.3(k), 10.3(1), 10.3(m), 10.3(n)
and 10.5. In exercising its authority under this Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

         Section 10.5 Other Allocation Rules

          (a) The basis (or cost) of any Partnership investment tax credit property shall be allocated among the Partners in accordance with Treasury Regulations Section 1.46-3(f) (2) (i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 98.99% to the Limited Partner, .01% to the Special Limited Partner and 1% to the General Partner

          (b) In the event Partnership investment tax credit property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 and Section 10.2(a) hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

           (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

           (d)  Solely for purposes of determining a Partner's proportionate
share  of  the  "excess nonrecourse   liabilities" of the Partnership within the
meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Limited Partner: 99.98%; Special Limited Partner: .01%; General Partner: .01%.

            (e) To the extent permitted by Section 1.704-2(h) (3) of the Treasury Regulations, the General Partner shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Partner who is not a General Partner.

     Section 10.6 Tax Allocations:  Code Section 704(c). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.25(a) hereof)

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.25(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.


     Any elections or other decisions relating to such allocations shall be made by the General Partner with the Consent of the Special Limited Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement

     Section 10.7 Allocation Among Limited Partners In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner all items which are specifically allocated to the Limited

Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

     Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Limited Partner or Consent of the Special Limited Partner.

     Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification, but only with the Consent of the Special Limited Partner, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications, but only with the Consent of the Special Limited Partner, in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

              Section 11.1 Distribution of Cash Flow From Operations. Cash Flow From Operations shall be distributed within 75 days after December 31 and June 30 and shall be applied in the following order of priority:

           (a)  To pay the Deferred Management Fee, if any;

           (b) To pay the current Reporting Fee and then to pay any accrued Reporting Fees which have not been paid in full from previous years;

           (c) To pay the Development Fee in accordance with the Development Fee Agreement

           (d)   To pay the Operating Loans, if any,  as  referenced  in
  Section 6.2(b) of this Agreement, limited to 50% of the Cash Flow From Operations remaining after reduction for the payments made pursuant to subsections (a) through (c) of this Section 11.1;

           (e) To pay the Incentive Management Fee equal to 70% of the Cash Flow From Operations remaining after reduction for the payments made pursuant to subsections (a) through (d) of this Section 11.1; and

           (f) To the Limited Partner in an amount equal to 40% of the remaining Cash Flow From Operations and to the General Partner in an amount equal to 60% of the remaining Cash Flow From Operations.

     Section 11.2 Distribution of Sale or Refinancing Proceeds. Sale or Refinancing Proceeds shall be distributed in the following order:

     (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, other than accrued payments, debts or other liabilities owing to Partners or former Partners;

     (b) To any accrued payments, debts or other liabilities owing to the Partners or former Partners, including, but not limited to, accrued Reporting Fees and Operating Loans, Development fees, to be paid prorata if necessary;

     (c) To the establishment of any reserves which the General Partner, with the Consent of the Special Limited Partner, shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

     (d) To the Limited Partner in an amount equal to the tax liability attributed to the Limited Partner upon Sale;

     (e) To the Special Limited Partner in an amount equal to the tax liability attributed to the Special Limited Partner upon Sale;

     (f) To the General Partner in an amount equal to the tax liability attributed to the General Partner upon Sale; and

     (g) Thereafter, 50% to the Limited Partner and 50% to the General Partner.

                                   ARTICLE XII

                              TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP


            Section 12.1 Assignment of Limited Partner's Interest The Limited Partner and Special Limited Partner shall not have the right to assign all or any part of their respective Interests in the Partnership to any other Person, whether or not a Partner, except upon satisfaction of each of the following:


         (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary amendment to this Agreement;

         (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld; and

         (c) Upon receipt by the General Partner of the Assignee's written representation that the Partnership Interest is to be acquired by the Assignee for the Assignee's own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof

THE LIMITED PARTNERSHIP INTEREST AND THE SPECIAL LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     Section  12.2  Effective  Date of  Transfer.  Any  assignment  of a Limited
Partner's  Interest or Special Limited  Partner's  Interest  pursuant to Section
12.1 shall become effective as of the last day of the calendar month in which the last of the conditions to such assignment are satisfied

     Section 12.3 Invalid Assignment. Any purported assignment of an Interest of a Limited Partner or Special Limited Partner otherwise than in accordance with
Section 12.1 or Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

     Section 12.4 Assignee=s Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations and Distributions from the Partnership attributable to the Interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such Interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

     Section 12.5 Substitution of Assignee as Limited Partner or Special Limited Partner.

         (a) An Assignee shall not have the right to become a Substitute Limited Partner or substitute Special Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld.

         (b) A nonadmitted transferee of a Limited Partner's Interest or Special Limited Partner's Interest in the Partnership shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise have been entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner or Special Limited Partner, provided, however, that the Partnership shall, if a transferee and transferor jointly advise the General Partner in writing of a transfer of an Interest in the Partnership, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

         (c) The General Partner may elect to treat a transferee of a Partnership Interest who has not become a Substitute Limited Partner or substitute Special Limited Partner as a Substitute Limited Partner or substitute

Special Limited Partner, as the case may be, in the place of its transferor should the General Partner determine in its absolute discretion that such treatment is in the best interest of the Partnership.

     Section 12.6 Death, Bankruptcy, Incompetence, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, or adjudication of incompetency or insanity of a Limited Partner or Special Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner or Special Limited Partner, as the case may be, for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to constitute a successor as a transferee of its Interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such executors, administrators or legal representatives will not have the right to become Substitute Limited Partners or substitute Special Limited Partners in the place of their respective predecessors-in-interest unless the General Partner shall so consent.

                                  ARTICLE XIII

                     WITHDRAWAL, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

           Section 13.1 Withdrawal of General Partner

          (a) The General Partner may not Withdraw (other than as a result of an Involuntary Withdrawal) without the Consent of the Special Limited Partner, and, to the extent required, of the Lender and the State Tax Credit Agency.
Withdrawal shall be conditioned upon the agreement of the Special Limited Partner to be admitted as a successor General Partner, or if the Special Limited Partner declines to be admitted as a successor General Partner then on the agreement of one or more Persons who satisfy the requirements of Section 13.5 of this Agreement to be admitted as successor General Partner(s).

         (b) Each General Partner shall indemnify and hold harmless the Partnership and all Partners from its Withdrawal in violation of Section 13.1(a) hereof. Each General Partner shall be liable for damages to the Partnership resulting from its Withdrawal in violation of Section 13.1(a).

         Section 13.2 Removal of General Partner.

          (a) The Special Limited Partner or the Limited Partner, or both of them, may remove the General Partner for any of the following if not remedied within 120 days of written notice

                          (1)       For cause if such General Partner has:

                                   (A) Become subject to an event of Bankruptcy;

                                   (B) Commits any fraud, willful misconduct,
breach  of   fiduciary duty  or  other negligent  conduct  in  the performance of its duties under this Agreement;

                                   (C)  Becomes convicted of, or entered a
plea of guilty to, a felony;

                                   (D)  Made personal use of Partnership
funds or properties;

                                   (E)  Violated the terms of the Mortgage,
and such violation prompts the Lender to issue a default letter or acceleration notice to the Partnership or General Partner;

                                   (F)  Failed to provide any loan, advance,
Capital Contribution or any other payment to the Partnership required under this Agreement;

                                   (G)  Failed to obtain the Consent of the
Special Limited Partner prior to any decision, act or omission under circumstances where this Agreement requires that such consent be obtained;

                                   (H)  Breached any representation, warranty
or covenant contained in this Agreement, or failed to perform any other action which may be required by this Agreement;

                                   (I)  Violated any federal or state tax law
which causes a recapture of LIHTC, which cause for recapture was not previously approved by the Limited Partner or Special Limited Partner and the recaptured LIHTC exceed 20% of the total LIHTC; or

                                   (J)   Failed during any six-month period to
during the Compliance Period to cause at least 85% of the total apartment units in the Project to qualify for LIHTC, unless such failure is the result of Force Majeure or unless such failure is cured within 120 days after the end of the six-month period.

                     (2)   As provided in Section 6.2(a) hereof.

     (b) Written notice of the removal for cause of the General Partner shall be served by the Special Limited Partner or the Limited Partner, or both of them, upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective. Notwithstanding, if the removal for cause is pursuant to Sections 13.2(a) (1) (B), (E), (F), (G), or (H) then the General Partner shall have 90 days from receipt of the notice of removal from either the Limited Partner or the Special Limited Parenter to cure the cause for removal. If the cause for removal is not cured within the 90 day cure period then the removal of the General Partner shall be immediately effective on the day following the 90 day cure period.

     (c) Upon receipt of such notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year through the date of receipt of such notice, and thereafter it shall not sell or dispose of Partnership assets under any circumstances. The accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. If the General Partner fails to cause the accounting to be prepared within 30 days of receipt of the notice of removal for cause then the Limited Partner may cause the accounting to be prepared.
The expenses of the accounting shall be borne by the General Partner.

Section 13.3 Effects of a Withdrawal. In the event of a Withdrawal, the entire Interest of the Withdrawing General Partner shall immediately and automatically terminate on the effective date of such Withdrawal, and such General Partner shall immediately cease to be a General Partner, shall have no further right to participate in the management or operation of the Partnership or the Project or to receive any allocations or Distributions from the Partnership or any other funds or assets of the Partnership, except as specifically set forth below. In the event of a Withdrawal, any or all executory contracts, including but not limited to the Management Agreement, between the Partnership and the Withdrawing General Partner or its Affiliates may be terminated by the Partnership, with the Consent of the Special Limited Partner, upon written notice to the party so terminated

           Furthermore, notwithstanding such Withdrawal, the Withdrawing General Partner shall be and shall remain, liable as a General Partner for all liabilities and obligations incurred by the Partnership or by the General Partner prior to the effective date of the Withdrawal, or which may arise upon such Withdrawal. Any remaining Partner shall have all other rights and remedies against the Withdrawing General Partner as provided by law or under this Agreement.

         The General Partner agrees that in the event of its Withdrawal it will indemnify and hold the Limited Partner and the Special Limited Partner harmless from and against all losses, costs and expenses incurred in connection with the Withdrawal, including, without limitation, all legal fees and other expenses of the Limited Partner and the Special Limited Partner in connection with the transaction.

The following additional provisions shall apply in the event of a Withdrawal:

         (a)  In  the  event  of  a  Withdrawal  which  is  not  an  Involuntary
Withdrawal, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, nor shall it be entitled to receive or to be paid by the Partnership any further payments of fees (including fees which have been earned but are unpaid) or to be repaid any outstanding advances or loans made by it to the Partnership or to be paid any amount for its former Interest. From and after the effective date of such Withdrawal, the former rights of the Withdrawing General Partner to receive or to be paid such allocations, Distributions, funds, assets, fees or repayments shall be assigned to the other General Partner or General Partners (which may include the Special Limited Partner), or if there is no other general partner of the Partnership at that time1 to the Special Limited Partner.

         (b) In the event of an  Involuntary  Withdrawal,  except as provided in
Section 13.3(b) (3) below, the Withdrawing General Partner shall have no further right to receive any future allocations or Distributions from the Partnership or any other funds or assets of the Partnership, provided that accrued and payable fees (i.e., fees earned but unpaid as of the date of Withdrawal) owed to the Withdrawing General Partner, and any outstanding loans of the Withdrawing General Partner to the Partnership, shall be paid to the Withdrawing General Partner in the manner and at the times such fees and loans would have been paid had the Withdrawing General Partner not Withdrawn. The Interest of the General Partner shall be purchased as follows:

(1) If the Involuntary  Withdrawal arises from removal for cause as set forth in
Section 13.2(a) hereof, the Withdrawn General Partner shall be entitled to receive as its sole compensation for its Interest in the Partnership an amount equal to its positive Capital Account balance determined as of the effective date of the removal, if any, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts.

(2) If the  Involuntary  Withdrawal  does not arise from removal for cause under
Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), the Partnership, with the Consent of the Special Limited Partner, may, but is not obligated to, purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital. The purchase price of such Interest shall be its Fair Market Value as determined by agreement between the Withdrawing General Partner and the Special Limited Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The cost of such arbitration shall be borne equally by the Withdrawing General Partner and the Partnership. The purchase price shall be paid by the Partnership by delivering to the General Partner or its representative the Partnership's interest bearing unsecured promissory note payable, if at all, upon liquidation of the Partnership in accordance with Section 11.2(b). The note shall also provide that the Partnership may prepay all or any part thereof without penalty.

(3) If the  Involuntary  Withdrawal  does not arise from removal for cause under
Section 13.2(a) hereof, and if the Partnership is to be continued with one or more remaining or successor General Partner(s), and if the Partnership does not purchase the Interest of the Withdrawing General Partner in Partnership allocations, Distributions and capital, then the Withdrawing General Partner shall retain its Interest in such items, but such Interest shall be held as a special limited partner.

         Section 13.4 Successor General Partner. Upon the occurrence of an event giving rise to a Withdrawal of a General Partner, any remaining General Partner, or, if there be no remaining General Partner, the Withdrawing General Partner or its legal representative, shall promptly notify the Special Limited Partner of such Withdrawal (the "Withdrawal Notice@). Whether or not the Withdrawal Notice shall have been sent as provided herein, the Special Limited Partner shall have the right to become a successor General Partner (and to become the successor managing General Partner if the Withdrawing General Partner was previously the managing General Partner). In order to effectuate the provisions of this Section
13.4 and the continuance of the Partnership, the Withdrawal of a General Partner shall not be effective until the expiration of 120 days from the date on which occurred the event giving rise to the Withdrawal, unless the Special Limited Partner shall have elected to become a successor General Partner as provided herein prior to expiration of such 120-day period, whereupon the Withdrawal of the General Partner shall be deemed effective upon the notification of all the other Partners by the Special Limited Partner of such election.

     Section 13.5 Admission of Additional or Successor General Partner. No Person shall be admitted as an additional or successor General Partner unless
(a) such Person shall have agreed to become a General Partner by a written instrument which shall include the acceptance and adoption of this Agreement;
(b) the Consent of the Special Limited Partner to the admission of such Person as a substitute General Partner, which consent may be withheld in the discretion of the Special Limited Partner, shall have been given; and (c) such Person shall have executed and acknowledged any other instruments which the Special Limited Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the Withdrawal of the Withdrawing General Partner and the substitution of the successor General Partner. Nothing contained herein shall reduce the Limited Partner's Interest or the Special Limited Partner's Interest in the Partnership.


     Section 13.6 Transfer of Interest Except as otherwise provided herein, the General Partner may not Withdraw from the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the Consent of the Special Limited Partner.

     Section 13.7 No Goodwill Value. At no time during continuation of the Partnership shall any value ever be placed on the Partnership name, or the right to its use, or to the goodwill appertaining to the Partnership or its business, either as among the Partners or for the purpose of determining the value of any Interest, nor shall the legal representatives of any Partner have any right to claim any such value. In the event of a termination and dissolution of the Partnership as provided in this Agreement, neither the Partnership name, nor the right to its use, nor the same goodwill, if any, shall be considered as an asset of the Partnership, and no valuation shall be put thereon for the purpose of liquidation or distribution, or for any other purpose whatsoever.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

     Section 14.1 Books and Accounts.

     (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

(1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Income and Losses of each Partner;

(2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

(4) copies of the original of this Agreement and all amendments thereto;

(5) financial statements of the Partnership for the six most recent fiscal years; and

(6) the Partnership's books and records for at least the current and past three fiscal years.

         (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Partnership or the Project at its own expense.

           Section 14.2 Accounting Reports

     (a) By February 20 of each calendar year the General Partner shall provide to the Limited Partner and the Special Limited Partner all tax information necessary for the preparation of their federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

         (b) By March 1 of each calendar year the General Partner shall send to the Limited Partner and the Special Limited Partner: (1) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in cash flow for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's Accountants; (2) a report (which need not be audited) of any Distributions made at any time during the fiscal year, separately identifying Distributions from Cash Flow From Operations for the fiscal year, Cash Flow From Operations for prior years, Sale or Refinancing Proceeds, and reserves; (3) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the
Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances; (4) a copy of the Project's rent roll for the most recent calendar quarter; (5) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified Tenants; and (6) a report of the significant activities of the Partnership during the year.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to the Limited Partner and the Special Limited Partner a report as to the nature of the Sale or Refinancing and as to the Income and Losses for tax purposes and proceeds arising from the Sale or Refinancing.

     Section 14.3 Other Reports. The General Partner shall provide to the Limited Partner and the Special Limited Partner:

         (a) During the period of construction, a copy of the initial construction schedule and any updates to the construction schedule, and by the tenth day of each month a copy of the previous month's Construction Loan draw request and the inspecting architect's application and certification of payment (AlA Document G702, or similar form acceptable to the Limited Partner);

         (b) During the rent-up phase, and continuing until the end of the first six-month period during which the Project has a sustained occupancy of 95% or better, by the tenth day of each month within such period a copy of the previous month's rent roll (through the last day of the month) and a tenant LIHTC compliance worksheet similar to the monthly initial tenant certification worksheet similar to the monthly initial tenant certification worksheet included in Exhibit "G" attached hereto and incorporated herein by this reference;

     (c) A quarterly tax credit compliance report similar to the worksheet included in Exhibit "G" due on or before April 30 of each year for the first quarter, July 31 of each year for the second quarter, October 31 of each year for the third quarter and January 31 of each year for the fourth quarter. In order to verify the reliability of the information being provided on the compliance report the Limited Partner may request a small sampling of tenant tiles to be provided.The sampling will include, but not be limited to, copies of tenant applications, certifications and third party verifications used to qualify tenants. If any inaccuracies are found to exist on the tax credit compliance report or any items of noncompliance are discovered then the sampling will be expanded as determined by the Limited Partner.

         (d) By September 15 of each year, an estimate of LIHTC for that year;

         (e) If the Project receives a reservation of LIHTC in one year but will not complete the construction and rent-up until a later year, the General Partner will provide to the Limited Partner by December 31 of the year during which the reservation is received an audited cost certification together with the accountant's work papers verifying that the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of Section 42 of the Code;

         (f) During the Compliance Period, no later than the day any such certification is filed, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering any Tax Credit program including, but not limited to, copies of all annual tenant recertifications required under Section 42 of the Code;

         (g) A quarterly report on operations, in the form attached hereto as Exhibit "G", due on or before April 30 of each year for the first quarter of operations, July 31 of each year for the second quarter of operations, October 31 of each year for the third quarter of operations and January 31 of each year for the fourth quarter of operations which shall include, but is not limited to, an unaudited income statement showing all activity in the reserve accounts required to be maintained pursuant to Section VIII of this Agreement, statement of income and expenses, balance sheet, rent roll as of the end of each calendar quarter of each year, and third party verification of current utility allowance;

         (h) By the annual renewal date of each and every year, an executed original or certified copy of each and every Insurance policy or certificate required by the terms of this Agreement;

         (i) On or before March 15th of each calendar year, the General Partner's updated financial statement as of December 31 of the previous year;

         (j) On or before November 1 of each calendar year, a copy of the following year's proposed operating budget. Each such budget shall contain an amount required for reserves in accordance with Article VIII and for the payment of real estate taxes, insurance, debt service and other payments. Such budget shall only be adopted with the Consent of the Special Limited Partner; and

          (k) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.11 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such even.

     Section 14.4 Late Reports. If the General Partner does not fulfill its obligations under Section 14.2 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100 per day (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. If the General Partner does not fulfill its obligations under Section 14.3 within the time periods set forth therein, the General Partner, using its own funds, shall pay as damages the sum of $100.00 per week (plus interest at the rate established by Section 6.3 of this Agreement) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder and cause for removal under Section 13.2 hereof. In addition, if the General Partner shall so fail to pay, the General Partner and its Affiliates shall forthwith cease to be entitled to any fees hereunder (other than the Development Fee) and/or to the payment of any Cash Flow From Operations or Sale or Refinancing Proceeds to which the General Partner may otherwise be entitled hereunder. Payments of fees and Distributions shall be restored only upon payment of such damages in full.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an inspection of the property, a review of the office and tenant files and an interview with the property manager. The Limited Partner may, in its sole discretion, cancel all or any part of the annual site visit.

         Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities

         Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

          Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner with the Consent of the Special Limited Partner. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

         Section 14.9 Certificates and Elections.

         (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The General Partner, with the Consent of the Special Limited Partner, may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

     Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

         (a) The  effective  date of the  Withdrawal  or removal of the  General
Partner, unless (1) at the time there is at least one other General Partner (which may be the Special Limited Partner if it elects to serve as successor General Partner under Section 13.4 hereof) who will continue as General Partner, or (2) within 120 days after the occurrence of any such event the Limited Partner elects to continue the business of the Partnership;

         (b) The sale of the Project and the receipt in cash of the full amount of the proceeds of such sale; or

         (c) The written election to do so of the Limited Partner.

         Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage Note or any other agreement with or rule or regulation of the Lender to which the Partnership is subject.

         Section 15.2 Return of Capital Contribution upon Dissolution Except as provided in Sections 7.3, 7.4 and 7.6 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each Partner shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner. No Partner shall have any right to demand property other than money upon dissolution and termination of the Partnership, and the Partnership is prohibited from such a distribution of property absent the Consent of the Special Limited Partner.

     Section  15.3   Distributions   of  Assets.   Upon  a  dissolution  of  the
Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Special Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

          (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(c), the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts, after taking into account all allocations under Article X hereof.

         (b) In the event that a General Partner has a deficit balance in its Capital Account following the liquidation of the Partnership or its Interest, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year in which such liquidation occurs, such General Partner shall pay to the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

         The deficit make-up shall be paid by the General Partner by the end of such taxable year and shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Notwithstanding, if the Special Limited Partner has become successor General Partner, it shall not be responsible for any deficit balance in its Capital Account which arose during the time the former General Partner served as General Partner.

          (c) With respect to assets distributed in kind to the Partners in liquidation or otherwise:

                   (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the liquidation or other Distribution event; and

                   (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

         (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the Partnership's adjusted basis in such assets for book purposes. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon liquidation or other Distribution event, and nothing contained in Section 15.3(0) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner with the Consent of the Special Limited Partner.

     Section 15.4 Deferral of Liquidation. If at the time of liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, but only with the Consent of the Special Limited Partner, either defer liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners' Capital Accounts, as if such assets had been sold, in the manner described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

     Section 15.5 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner and Special Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in
Section 15.6.

     Section 15.6 Certificates of Dissolution: Certificate of Cancellation of Certificate of Limited Partnership.

        (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of Oklahoma, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of Oklahoma, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

This Agreement may be amended at any time by the mutual consent of the Partners. This Agreement may not be amended by the General Partner absent the Consent of the Special Limited Partner. Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership; extend the term of the Partnership beyond the date provided for in this Agreement; modify the limited liability of the Limited Partner and the Special Limited Partner; allow the Limited Partner to take control of the Partnership's business within the meaning of the Act; reduce or defer the realization of any Partner's interest in allocations, Distributions, capital or compensation hereunder, or increase any Partner's obligations hereunder, without the consent of the Partner so affected; or change the provisions of this Article XVI.


                                  ARTICLE XVII

                                  MISCELLANEOUS

          Section 17.1 Voting Rights

         (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General
Partner:

                   (1) Approve or disapprove, but, except as otherwise expressly provided herein, not initiate, the Sale or Refinancing of the Project;

                   (2) Remove the General Partner and elect a substitute General Partner as provided in this Agreement;

                   (3) Elect a successor General Partner upon the Withdrawal of the General Partner;

                   (4) Approve or disapprove, but not initiate, the dissolution of the Partnership; or

                   (5) Subject to the provisions of Article XVI hereof, amend this Agreement.

          (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

          (c) The Special Limited Partner shall have the right to consent to those actions or inactions of the Partnership and/or General Partner as otherwise set forth in this Agreement, and the General Partner is prohibited from any action or inaction requiring such consent unless such consent has been obtained.

           Section 17.2 Meeting of Partnership. Meetings of the Partnership may be called either (a) at any time by the General Partner; or (b) upon the General Partner's receipt of a written or facsimile request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written or facsimile request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be by telephone conference, or at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written or facsimile request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as it shall be amended from time to time.

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

 To the General Partner:         COWEN PROPERTIES, INC.
                                 1140 NW 63rd, Suite 400W
                                 Oklahoma City, OK 73116


 To the Limited Partner:         WNC Housing Tax Credit VI, L.P.,   Series  5
                                 3158 Redhill Avenue, Suite 120
                                 Costa Mesa, CA 92626-3416

 To the Special Limited Partner: WNC Housing, L. P.
                                 3158 Redhill Avenue, Suite 120
                                 Costa Mesa, CA 92626-3416

         Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Partners.

          Section 17.5 Recording of Certificate of Limited Partnership If the General Partner should deem it advisable to do so, the Partnership shall record in the office of the County Recorder of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto, after such Certificate or amendment has been filed with the Secretary of State of Oklahoma.


         Section 17.6 Amendment of Certificate of Limited Partnership.

     (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

     (1) A change in the name of the Partnership.

     (2) A change in the street address of the Partnership's principal executive office.

     (3) A change in the address, or the Withdrawal, of a General Partner, or a change in the address of the agent for service of process, or appointment of a new agent for service of process.

     (4) The admission of a General Partner and that Partner=s address.

     (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate of Limited Partnership or any amendment thereto.

     (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

     (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, the Secretary of State's file number for the Partnership and the text of the amendment.

         Section 17.7 Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart

           Section 17.8 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

     Section 17.9 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     Section 17.10 Tax Matters Partners. All the Partners hereby agree that the Special Limited Partner shall be the "Tax Matters Partner" pursuant to the Code and in connection with any audit of the federal income tax returns of the Partnership; provided, however, that if the Special Limited Partner shall withdraw from the Partnership or become Bankrupt, the General Partner shall thereafter be the "Tax Matters Partner". If the Tax Matters Partner shall determine to litigate any administrative determination relating to federal income tax matters, it shall litigate such matter in such court as the Tax Matters Partner shall decide in its sole discretion. In discharging its duties and responsibilities, the Tax Matters Partner shall act as a fiduciary (i) to the Limited Partner (to the exclusion of the other Partners) insofar as tax matters related to the Tax Credits are concerned, and (ii) to all of the Partners in other respects. The Limited Partner will make no claim against the Partnership in respect of any action or omission by the Tax Matters Partner during such time as the Special Limited Partner acts as the Tax Matters Partner.

     Section 17.11 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

     Section 17.12 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

     Section 17.13 Governing Law. This Agreement and its application shall be governed by the laws of the State of Oklahoma.

     Section 17.14 Attorney's Fees If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

     Section 17.15 Receipt of Correspondence. The Partners agree that the General Partner shall send to the Limited Partner and the Special Limited Partner a copy of any correspondence relative to the Project's noncompliance with the Mortgage Note, relative to the acceleration of the Mortgage Note and/or relative to the disposition of the Project.

     Section 17.16 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which any Partner may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation.

     IN WITNESS WHEREOF, this Agreement of Limited Partnership of EL RENO HOUSING ASSOCIATES LIMITED PARTNERSHIP, an Oklahoma limited partnership, is made and entered into as of the 15 day of January, 1998.

           GENERAL PARTNER

          COWEN PROPERTIES, INC.

          By: /s/ E. Allen Cowen, II
               E. Allen Cowen, II, President


          WITHDRAWING ORIGINAL LIMITED PARTNER

          By: /s/ E. Allen Cowen, II
               E. Allen Cowen II

          LIMITED PARTNER

          WNC Housing Tax Credit Fund VI, L.P., Series 5

          By: WNC & Associates, Inc.
          General Partner

          By:  /s/ David N. Shafer
                     President

          SPECIAL LIMITED PARTNER

          WNC Housing, L.P.

          By: WNC & Associates, Inc.
                General Partner
          By: /s/ David N. Shafer
                     President

                       EXHIBIT B TO PARTNERSHIP AGREEMENI'


                              FORM OF LEGAL OPINION









RE:       EL RENO HOUSING ASSOCIATES A LIMITED PARTNERSHIP

Ladies and Gentlemen:

           You have requested our opinion with respect to certain matters in connection with the investment by WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5, a California limited partnership (the "Limited Partner") in EL RENO HOUSING ASSOCIATES A LIMITED PARTNERSHIP (the "Partnership"), a Oklahoma limited partnership formed to own, develop, construct, finance and operate an apartment complex for low-income persons (the "Apartment Complex") in El Reno , Canadian County, Oklahoma. The general partner of the Partnership is COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION (the "General Partner").

           In rendering the opinions stated below, we have examined and relied upon the following:

  (i)        [Certificate of Limited Partnership];

  (ii)       [Agreement of Limited Partnership] (the "Partnership Agreement");
  (iii)      A   preliminary   reservation   letter  from  [State
             Allocating   Agency]  (the  "State   Agency")  dated
             ____________,    199___    conditionally    awarding
             $____________, in Federal Tax Credits annually for each of ten years for the Apartment Complex; and

  (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

           For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity

Based on the foregoing we are of the opinion that:

           (a) Cowen Properties, Inc., the General Partner, is a corporation duly formed and validly existing under the laws of the State of Oklahoma and has full power and authority to enter into and perform its obligations under the Partnership Agreement.

           (b) The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Oklahoma.

           (c) The Partnership is validly existing under and subject to the laws of Oklahoma with full power and authority to own, develop, [construct/rehabilitate], finance and operate the Apartment Complex and to otherwise conduct business under the Partnership Agreement.

           (d) Execution of the Partnership Agreement by the General Partner has been duly and validly authorized by or on behalf of the General Partner and, having been executed and delivered in accordance with its terms, the Partnership Agreement constitutes the valid and binding agreement of the General Partner, enforceable in accordance with its terms.

           (e) The execution and delivery of the Partnership Agreement by the General Partner does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the General Partner or the Partnership is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

           (f) To the best of counsel=s knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Apartment Complex, the Partnership or any General Partner which would materially adversely affect the condition (financial or otherwise) or business of the Apartment Complex, the Partnership or any of the Partners of the Partnership

           (g) The Limited Partner and the Special Limited Partner have been admitted to the Partnership as limited partners of the Partnership under Oklahoma law and are entitled to all of the rights of limited partners under the Partnership Agreement. Except as described in the Partnership Agreement, no person is a partner of or has any legal or equitable interest in the Partnership, and all former partners of record or known to counsel have validly withdrawn from the Partnership and have released any claims against the Partnership arising out of their participation as partners therein.

           (h)  Liability  of  the  Limited   Partner  for  obligations  of  the
Partnership  is  limited  to  the  amount  of  the  Limited   Partner's  capital
contributions required by the Partnership Agreement.

           (i) Neither the General Partner(s) of the Partnership nor the Limited Partner nor the Special Limited Partner will have any liability for the Mortgage Note or the Mortgage Loan represented thereby (as those terms are defined in the Partnership Agreement, and the lender of the Mortgage Loan will look only to its security in the Apartment Complex for repayment of the Mortgage Loan.

           (j) The Partnership owns a fee simple interest in the Apartment Complex.

           (k) To the best of our actual knowledge and belief, after due inquiry, the Partnership has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Apartment Complex, and the Apartment Complex conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

           (1) The Apartment Complex has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Apartment Complex for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Apartment Complex will qualify for LIHTC.

           All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to, the applicability of, or liability under, any Federal, state or local law, ordinance or regulatory governing or Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Limited Partner and its legal counsel which will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,


_______________________

                       EXHIBIT C TO PARTNERSHIP AGREEMENT


                           CERTIFICATION AND AGREEMENT

           CERTIFICATION AND AGREEMENT made as of the date written below by EL RENO HOUSING ASSOCIATES A LIMITED PARTNERSHIP, a Oklahoma limited partnership (the "Partnership"); COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION (the "General Partner"); and E. ALLEN COWEN ("Original Limited Partner") far the benefit of WNC Housing Tax Credit Fund VI, L.P., Series 5, a California limited partnership (the "Investment Partnership"), and WNC & Associates, Inc. ("WNC").

           WHEREAS, the Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Partnership; and

           WHEREAS, the Investment Partnership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Partnership;

           NOW, THEREFORE, to induce the Investment Partnership to enter into the Partnership Agreement and become a limited partner of the Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership, the General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership and WNC.

           1.       Representations  Warranties and Covenants of the Partnership
                         the General Partner and the Original Limited Partner

           The Partnership, the General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership and WNC that, with respect to the Partnership, as of the date hereof:


                   1.1 The Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of Oklahoma with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Partnership, the General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Partnership, the General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement , the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Partnership or any General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Partnership or any General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Partnership, the General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

                    1.2 The General Partner has delivered to the Investment Partnership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Partnership. All factual information provided to the Investment Partnership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                    1.3 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

                    1.4 Each of the covenants and agreements of the Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

                    1.5  All   conditions   to  admission   of  the   Investment
Partnership as the investment Limited partner of the Partnership contained in the Partnership Agreement have been satisfied.

                    1.6 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Partnership.

                    1.7 The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits or the revised Annual Tax Credits, if applicable.

                    1.8 The General Partner agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

                    1.9 No person or entity other than the Partnership holds any equity interest in the Apartment Complex.

                    1.10 The Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

                    1.11 The Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

                    1.12 No person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

                    1.13 No General Partner is related in any manner to the Investment Partnership, nor is any General Partner acting as an agent of the Investment Partnership.

                 2.  Miscellaneous

                    2.1 This Certification and Agreement is made solely for the benefit of the Investment Partnership and WNC, and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                    2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                    2.3   Capitalized   terms  used  but  not  defined  in  this
Certification Agreement shall have the meanings given to them in the Partnership Agreement.

           IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the 15 day of January, 1998.

PARTNERSHIP

EL RENO HOUSING ASSOCIATES A  LIMITED PARTNERSHIP
COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION (General Partner)

By:     ________________________________
        E. Allen Cowen, II
        President


GENERAL PARTNER


COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION


By:         _____________________________
            E. Allen Cowen II
            President


ORIGINAL LIMITED PARTNER


By:      ______________________________
         E. Allen Cowen II

                     EXHIBIT D TO THE PARTNERSHIP AGREEMENT



                          GENERAL PARTNER CERTIFICATION

           This General Partner Certification is being issued to WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5 ("Limited Partner@) by COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION, General Partner of EL RENO HOUSING ASSOCIATES A LIMITED PARTNERSHIP, a Oklahoma limited partnership ("Partnership") in accordance with
Section 7.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership ("Partnership Agreement")

           Capitalized terms used but not defined in this General Partner Certification shall have the meanings given to them in the Partnership Agreement

           WHEREAS, the Limited Partner is scheduled to make a Capital Contribution to the Partnership;

           WHEREAS, the Partnership Agreement requires the General Partner to issue this Certification prior to the Limited Partner's payment; and

           WHEREAS, the Limited Partner shall rely on this Certification in evaluating the continued merits of its investment in the Partnership;

           NOW, THEREFORE, to induce the Limited Partner to make its scheduled Capital Contribution to the Partnership, the General Partner represents and warrants to the Limited Partner that the following are true and correct as of the date written below:

           (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

           (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

           (c) Improvements will be completed in a timely and workmanlike manner in accordance with all applicable requirements of the Mortgage Loan, all applicable requirements of all appropriate governmental entities and the plans and specifications of the Project that have been or shall be hereafter approved by the Lender, if required, and all applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of the Lender and any applicable governmental entities, if such approval shall be required.

              (d) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

            (e) Additional Improvements on the Project, if any, shall be completed substantially in conformity with the Project Documents and any other requirements necessary to obtain Completion of Construction.

           (f) No Partner has or will have any personal liability with respect to, or has or will have personally guaranteed the payment of, the Mortgage.

           (g) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

           (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

           (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

           (j)     The Partnership owns the fee simple interest in the Project.

           (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract

           (1) A builder's risk insurance policy in favor of the Partnership will be and is in full force and effect until Completion of Construction.

           (m) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of the Partnership Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

           (n) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of the Partnership Agreement.

           (o) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

           (p) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

           (q) The buildings on the Project site constitute or shall constitute a Aqualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code, the Project will satisfy the Minimum Set-Aside Test.

           (r) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

           (s) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

           (t) No event has occurred which constitutes a material default under any of the Project Documents.

           (u) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or
(3) the Limited Partner to be liable for Partnership obligations, provided however, that the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and, provided further, that the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

           (v) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

           (w) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (x) The General Partner, or a guarantor acceptable to the Special Limited Partner, has and shall maintain a net worth equal to at least $1,000,000 computed in accordance with generally accepted accounting principles.


           IN WITNESS WHEREOF, the undersigned have set their hands to this General Partner Certification this 15 day of January 1998.

COWEN PROPERTIES, INC., AN OKLAHOMA CORPORATION


By:        _______________________________
           E.   Allen Cowen, II, President

                       EXHIBIT E TO PARTNERSHIP AGREEMENT


                         FORM OF COMPLETION CERTIFICATE

                    (to be used when construction completed)


                             COMPLETION CERTIFICATE


The undersigned, an architect duly licensed and registered in the State of Oklahoma, has prepared final working plans and detailed specifications for EL RENO HOUSING ASSOCIATES LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Partnership"), between WNC Housing Tax Credit Fund VI, L.P., Series 5, an California limited partnership ("Limited Partner") and the Partnership in connection with the construction [rehabilitation] of improvements on certain real property located in El Reno, Canadian, Oklahoma (the "Improvements").

The undersigned hereby certifies (i) that the Improvements have been completed in accordance with the aforesaid plans and specifications, (ii) that a permanent certificate of occupancy and all other permits required for the continued use and occupancy of the Improvements have been issued with respect thereto by the governmental agencies having jurisdiction thereof, (iii) that the Improvements are in compliance with all requirements and restrictions of all governmental authorities having jurisdiction over the Improvements, including, without limitation, all applicable zoning, building, environmental, fire, and health ordinances, rules and regulations and (iv) that all contractors, subcontractors and workmen who worked on the Improvements have been paid in full except far normal retainages and amounts in dispute.




Project Architec: _______________________________________

Date:________________



Confirmed by: Cowen Properties, Inc.
General Partner


_________________________________
E. Allen Cowen II, President

Date:______________

                          EXHIBIT F TO THE PARTNERSHIP


                           [ACCOUNTANT' S CERTIFICATE]
                            [Accountant's Letterhead]

______________, 199___







RE:      Partnership Certification as the Amount of Eligible Tax Credit Base


Gentlemen:

In connection with the acquisition by WNC Housing Tax Credit Fund VI, L.P., Series 5 (the "Limited Partner") of a limited partnership interest in EL RENO HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Oklahoma limited partnership (the "Partnership") which owns a certain parcel of land located in El Reno, Canadian County, Oklahoma and improvements thereon (the "Project"), the Limited Partner has requested our certification as to the amount of low-income housing tax credits ("Tax Credits") available with respect to the Project under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code") . Based upon our review of [the financial information provided by the Partnership] of the Partnership, we are prepared to file the Federal information tax return of the Partnership claiming annual Tax Credits in the amount of $_______________, which amount is based on an eligible basis (as defined in Section 42(d) of the Code) of the Project of $_______________ a qualified basis (as defined in Section 42(c) of the Code) of the Project of $________________ and an applicable percentage (as defined in Section 42(b) of the Code) of

Sincerely,


___________________________